UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 12, 2002

InterDigital Communications Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

781 Third Avenue, King of Prussia, PA	19406-1409
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-878-7800

Item 5. Other Events.

Order of Transfer in Ericsson Litigation

On December 12, 2002, an order was entered in the United States District Court for the Northern District of Texas at the request of Judge Barefoot Sanders that the case of Ericsson Radio Systems, Inc v. InterDigital Communications Corporation be transferred to Judge Barbara M. G. Lynn in the same Federal District Court. The order further specified that the case remain on its current pretrial and trial schedule subject to any modifications that Judge Lynn may direct. The commencement date for the trial remains February 10, 2003.

2002 Cash Flow Update

The Company no longer anticipates a breakeven cash flow for the full year 2002 due to a slight shift in timing of the receipt of the second settlement payment from NEC (now anticipated in January 2003) partially offset by cash from exercises of warrants and options.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/s/ Lawrence F. Shay
Lawrence F. Shay Vice President, General Counsel and Corporate Secretary

Dated: December 16, 2002